UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2009

DIGITAL RIVER, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9625 West 76th Street, Eden Prairie, Minnesota 55344
(Address of principal executive offices) (Zip Code)

(952) 253-1234
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01     Other Events.

On March 5, 2009, the Board of Directors of Digital River, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, appointed Douglas M. Steenland as a Class II director of the Board of Directors.  Mr. Steenland will stand for election at the Company’s 2009 Annual Meeting of Stockholders.  In connection with the appointment of Mr. Steenland, the Company temporarily increased the size of the Board of Directors to seven members.  Mr. Steenland has been appointed to the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.  There are no arrangements or understandings between Mr. Steenland and any other persons pursuant to which Mr. Steenland was elected a director.  Mr. Steenland is not related to any member of the Company’s management or any of the other directors.

Mr. Steenland, age 57, has served as a director of Delta Air Lines, Inc. since October 2008.  He served as a director of Northwest Airlines Corporation (“NWA”) from 2001 to October 2008.  He served as President and Chief Executive Officer of NWA from October 2004 until October 2008 when NWA and Delta Air Lines, Inc. merged. Mr. Steenland has served in a number of executive positions after joining NWA in 1991, including President from April 2001 to October 2004, Executive Vice President and Chief Corporate Officer from September 1999 to April 2001, Executive Vice President—Alliances, General Counsel and Secretary from January 1999 to September 1999, Executive Vice President, General Counsel and Secretary from June 1998 to January 1999, and Senior Vice President, General Counsel and Secretary from 1994 to 1998. Prior to joining NWA, Mr. Steenland was a senior partner at the Washington, D.C. law firm of Verner, Lipfert, Bernhard, McPherson and Hand.

In connection with Mr. Steenland’s appointment as a non-employee director of the Board, he will receive the Company’s standard director compensation, including a cash retainer of $15,000 (pro-rated from the date of appointment) and restricted stock grant awards at the time of the Company’s 2009 Annual Meeting of Stockholders (pro-rated from the date of appointment).

In addition, on March 5, 2009, William J. Lansing announced his intention to retire from the Board of Directors when his term is completed at the Company’s 2009 Annual Meeting of Stockholders.

A copy of the press release is filed as Exhibit 99.1 hereto.

Compensation of Non-Employee Directors

On March 5, 2009, the Board of Directors determined to continue unchanged the previously adopted compensation program for the Company’s non-employee directors.  A summary of the program was filed as Exhibit 99.1 to the Company’s Form 8-K filed on March 10, 2008 and is incorporated herein by reference.  The Board of Directors will annually evaluate and consider whether to maintain or modify the compensation program for the non-employee directors.  In addition, the directors will continue to be reimbursed for out-of-pocket costs and expenses incurred in connection with Board or committee business, including travel and other expenses incurred in order to attend meetings.

Compensation of Chief Executive Officer

On March 5, 2009, upon recommendation of the Compensation Committee of the Board and in accordance with the terms of the Company’s previously adopted Performance Bonus Plan, the Board reviewed the performance of the Company’s Chief Executive Officer during the fiscal year ended December 31, 2008 and awarded Mr. Ronning an annual bonus in the amount of $361,856, which is equal to 64% of the maximum target bonus amount.  Mr. Ronning’s salary remains unchanged at $450,000 per year. In addition, Mr. Ronning received a grant of 180,000 performance-based shares, which will vest in accordance with the performance-based share program described below.

Compensation of Chief Financial Officer

On March 5, 2009, upon recommendation of the Compensation Committee of the Board and in accordance with the terms of the Company’s previously adopted Performance Bonus Plan, the Board reviewed the performance of the Company’s Chief Financial Officer during the fiscal year ended December 31, 2008 and awarded Mr. Donnelly an annual bonus in the amount of  $192,990, which is equal to 64% of the maximum target bonus amount.  Mr. Donnelly’s salary remains unchanged at $300,000 per year. In addition, Mr. Donnelly received a grant of 90,000 performance-based shares, which will vest in accordance with the performance-based share program described below.

Compensation of Vice President and General Counsel

On March 5, 2009, upon recommendation of the Compensation Committee of the Board and in accordance with the terms of the Company’s previously adopted Performance Bonus Plan, the Board reviewed the performance of the Company’s Vice President and General Counsel during the fiscal year ended December 31, 2008 and awarded Mr. Crudden an annual bonus in the amount of $80,412, which is equal to 64% of the maximum target bonus amount.  In addition, the Board awarded Mr. Crudden a discretionary bonus in the amount of $10,000.  Mr. Crudden’s salary remains unchanged at $250,000 per year.  In addition, Mr. Crudden received a grant of 45,000 performance-based shares, which will vest in accordance with the performance-based share program described below.

A summary of the above described changes to the Company’s executive officers’ compensation program is filed as Exhibit 99.2 hereto.

Performance-Based Shares

On March 5, 2009, the Compensation Committee granted performance-based shares to the Company’s named executive officers and other eligible employees of the Company. The performance-based share program is generally administered by the Compensation Committee pursuant to the terms and conditions of the Company’s 2007 Equity Incentive Plan. Performance-based shares are restricted stock awards that vest based on attainment of certain specified performance goals during a specified performance period. With respect to performance-based shares intended to qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m), the applicable performance goals will be based on objective performance criteria established in advance by the Compensation Committee that are measured in terms of one or more of the following objectives: total shareholder return; earnings per share; stock price; return on equity; net earnings; related return ratios; cash flow; net earnings growth; earnings before interest, taxes, depreciation and amortization (EBITDA); return on assets; revenues; expenses; funds from operations (FFO); and FFO per share, as approved by the Company’s shareholders.

For the 2009 fiscal year, performance-based shares shall vest upon the attainment of performance goals related to revenue and operating income and, in the case of the executive officers, earnings per share in some circumstances.   If, and only if, the performance goals are attained, the shares will vest 25% on the first anniversary of the date of grant, and 25% thereafter on the second, third and fourth anniversaries of the date of grant.  If the performance goals for fiscal year 2009 are not attained, then the performance-based shares will either be forfeited or the number of performance-based shares will be adjusted downward in proportion to the goals achieved.  All performance-based shares are granted under the 2007 Equity Incentive Plan and are subject to the terms and conditions of the plan and the Performance Share Agreement previously filed as Exhibit 99.5 to the Company’s Form 8-K filed on March 10, 2008 and incorporated herein by reference.

Fiscal 2009 Cash Bonus Opportunities

In March 2008, the Board adopted the Digital River, Inc. Performance Bonus Plan (the “Performance Bonus Plan”).  The Performance Bonus Plan was approved by the Company’s stockholders at the 2008 Annual Meeting of Stockholders. The Company’s named executive officers are eligible to participate in the Performance Bonus Plan. The Performance Bonus Plan is generally administered by the Compensation Committee.  A copy of the Performance Bonus Plan was filed as Exhibit 99.6 to the Company’s Form 8-K filed on March 10, 2008 and is incorporated herein by reference. On March 5, 2009, pursuant to the Performance Bonus Plan, the Compensation Committee set the targets and performance criteria for the fiscal 2009 cash bonus opportunities for the named executive officers. The following table sets forth the target and maximum cash bonus opportunity for each of the named executive officers for fiscal 2009.

	Target Bonus	Maximum Bonus
Joel A. Ronning	$562,500	$1,125,000
Thomas M. Donnelly	$300,000	$ 300,000
Kevin L. Crudden	$125,000	$ 125,000

For fiscal 2009, each named executive officer’s cash bonus opportunity is based upon the achievement of performance criteria relating to revenue and operating income, new market growth, improvement in margins, operating efficiency and  strategic acquisition activity.  The fiscal 2009 weightings of the performance criteria are as follows: 50% corporate financial goals (revenue and operating income), 12.5% new market growth, 12.5% operating efficiency, 12.5% cost structure efficiencies and 12.5% completion of strategic acquisitions.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated March 9, 2009.
99.2	Summary of Compensation Program for Executive Officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.

Date:	March 9, 2009	By:	/s/ Thomas M. Donnelly
Thomas M. Donnelly
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated March 9, 2009.
99.2	Summary of Compensation Program for Executive Officers.